Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peyton R. Patterson and Ernest J. Verrico, Sr., and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 26th, 2014.

Signature & Title	Date

/s/ Frederick R. Afragola	June 26, 2014
Frederick R. Afragola
Director

/s/ George P. Bauer	June 26, 2014
George P. Bauer
Director

/s/ Richard E. Castiglioni	June 26, 2014
Richard E. Castiglioni
Director

/s/ Eric J. Dale	June 26, 2014
Eric J. Dale
Director

/s/ Blake S. Drexler	June 26, 2014
Blake S. Drexler
Director

/s/ James A. Fieber	June 26, 2014
James A. Fieber
Director

/s/ William J. Fitzpatrick III	June 26, 2014
William J. Fitzpatrick III
Director

/s/ Daniel S. Jones	June 26, 2014
Daniel S. Jones
Director

/s/ Carl R. Kuehner III	June 26, 2014
Carl R. Kuehner III
Director

/s/ Todd Lampert	June 26, 2014
Todd Lampert
Director

/s/ Victor S. Liss	June 26, 2014
Victor S. Liss
Director